Exhibit 10.13

MASTER LABORATORY SERVICES AGREEMENT

THIS MASTER LABORATORY SERVICES AGREEMENT (the “Agreement”) is entered into as of March 16, 2020 (the “Effective Date”), between Ambry Genetics Corporation, a Delaware corporation, having a principal place of business at One Enterprise, Aliso Viejo, CA 92656 (“Ambry”) and Scipher Medicine Corporation, a Delaware Corporation, having a principal place of business at 260 Charles Street, Suite 301, Waltham, MA 02453 (“Scipher”). Ambry and Scipher may be referred to herein individually as a “Party” or collectively as the “Parties.”

1. LABORATORY SERVICES

1.1 Services. Ambry will provide to Scipher the laboratory services (“Services”) that are described in one or more statements of work, the first of which is set forth at Exhibit A attached hereto (each, a “Statement of Work”). Each subsequent Statement of Work must be substantially in the form of Exhibit A and must describe the nature of each project, the scope of Services provided, the Deliverables (as defined below), the Fees (as defined below), the Expenses (as defined below), schedule, and any requirements and assumptions specific to the Services, in each case as applicable based on the nature of the project. Each Statement of Work must be mutually agreed upon and signed by authorized representatives of each of Scipher and Ambry to become effective. All Statements of Work will be subject to the terms and conditions of this Agreement. Upon full execution thereof, each Statement of Work shall be incorporated herein by reference.

1.2 Change Orders. All changes, modifications and additions to the Services to be performed pursuant to a particular Statement of Work require a written change order signed by authorized representatives of each of Scipher and Ambry (each, a “Change Order”). Either Party may initiate a Change Order by submitting a written request for a Change Order to the other Party along with an explanation of reasons as to why such a change is desirable or necessary. All Change Orders must contain a reasonably detailed description of any additional or different work to be performed and any changes to the Deliverables, schedule, Fees, Expenses, or other requirements set forth in the applicable Statement of Work. A Change Order need not include a change in Fees payable under the Statement of Work.

1.3 Performance. Ambry shall, and shall cause its officers, managers, members, employees, agents and subcontractors who or which perform services in connection with this Agreement (each a “Representative” and collectively, the “Representatives”) to, perform the Services in accordance with (a) the terms of this Agreement and the applicable Statement of Work, (b) all applicable laws, rules and regulations, and (c) all professional, technical and general quality standards prevailing in the relevant industry. Ambry will provide such resources and utilize such Representatives as Ambry deems necessary to perform the Services. Ambry shall, and shall cause the Representatives to, use commercially reasonable efforts to meet the schedules and time of performance for the Services as set forth in each Statement of Work. Ambry shall be liable under the terms of this Agreement for the acts and omissions of its Representatives in the performance of Services hereunder, and hereby warrants their compliance with the terms of this Agreement.

1.4 Deliverables. In performing the Services, Ambry will design, develop, generate and/or make for Scipher the specific materials, presentations, reports and/or other deliverables (“Deliverables”) as required in completing the Services under each Statement of Work. Ambry will use commercially reasonable efforts to ensure that the Deliverables meet the specifications, if any, and are delivered in accordance with the timelines set forth in the Statement of Work for such Deliverables.

1.5 Subcontracting. Ambry will not subcontract or otherwise delegate any of its obligations under this Agreement or a Statement of Work, either in whole or in part, without Scipher’s prior express written consent, and such consent will not be unreasonably withheld. Such consent may be evidenced by a fully executed Statement of Work identifying such subcontractor and the services to be provided thereby. Ambry will be responsible for the direction and coordination of the services of each subcontractor, as well as all work performed by any subcontractor or third party. Scipher will have no obligation to pay directly any subcontractor.

2. COMPENSATION

2.1 Fees; Taxes. Subject to the terms and conditions of this Agreement, Scipher will pay Ambry the fees specified in each Statement of Work (“Fees”) as Ambry’s sole and complete compensation for all Services and Deliverables provided by Ambry under each such Statement of Work and this Agreement. Scipher is responsible for any taxes arising out of this Agreement other than those on Ambry’s net income.

2.2 Invoicing; Payments. Ambry will not invoice Scipher with respect to any particular Statement of Work for Fees or Expenses in excess of the maximum (“not-to-exceed”) compensation amount set forth in the applicable Statement of Work, if so stated. Unless otherwise specified in the Statement of Work, Ambry will invoice Scipher for Fees and Expenses monthly in arrears for all Statements of Work that specify that the Services are to be performed on a time and materials basis. For Statements of Work specifying a fixed fee or including payments on a milestone basis, Ambry will invoice Scipher in accordance with the payment schedule listed on the applicable Statement of Work. All invoices will be itemized and will substantiate all included Fees and Expenses. Scipher will pay all valid invoices, except for any amounts reasonably disputed by Scipher, within forty-five (45) days after Scipher’s receipt of the invoice.

3. CONFIDENTIALITY

3.1 Definition. As used in this Agreement, “Confidential Information” means the terms of this Agreement, the Deliverables, a Party’s proprietary or confidential information, including intellectual property, software, technology, specifications, non-public business or financial information, any written materials provided to the receiving Party under obligation of confidentiality, and information disclosed by a Party to the other Party in connection with the Services and this Agreement that is clearly marked or otherwise clearly designated as “confidential” or the equivalent, or that a reasonable person under the circumstances of disclosure would understand as being confidential, whether disclosed before, on or after the Effective Date and regardless if disclosed in writing, orally, electronically, by means of observation or otherwise.

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3.2 Use and Disclosure. Upon execution of this agreement, each Party receiving Confidential Information hereunder agrees it will: (a) hold all such Confidential Information in confidence; (b) refrain from using or permitting others to use the Confidential Information of the disclosing Party in any manner or for any purpose not expressly permitted or required by this Agreement; (c) refrain from disclosing or permitting others to disclose any Confidential Information of the disclosing Party to any third party without obtaining the disclosing Party’s express prior written consent on a case-by-case basis; and (d) limit access to the disclosing Party’s Confidential Information to those of the receiving Party’s employees or agents (including in the case of Ambry, its Representatives) who have a reasonable need to have such access to carry out the receiving Party’s obligations under this Agreement. The receiving Party shall be liable for any breach of this Section 3 by any of such Party’s employees or agents who receive Confidential Information of the other Party in connection with this Agreement.

3.3 Exceptions. The restrictions required by this Section 3 regarding the receiving Party’s use and disclosure of Confidential Information will not apply to any information that: (a) is or becomes a part of the public domain through no act or omission of the receiving Party, but only from the date that it becomes part of the public domain; (b) was in the receiving Party’s lawful possession prior to receipt, without restriction on disclosure, and had not been obtained by the receiving Party either directly or indirectly from the disclosing Party; (c) is lawfully disclosed to the receiving Party by a third party without restriction on disclosure; or (d) is independently developed by the receiving Party, its employees or its agents (including in the case of Ambry, its Representatives) without using any of the disclosing Party’s Confidential Information. In addition, the receiving Party may disclose certain Confidential Information of the disclosing Party to the extent such disclosure is required as a matter of law or by order of a court; provided that the receiving Party uses reasonable efforts to provide the disclosing Party with prior written notice of such obligation to disclose and reasonably assists in any lawful action to contest or limit the scope of such required disclosure.

3.4 Return. Upon the disclosing Party’s request following any termination or expiration of this Agreement, the receiving Party will promptly return or, if so directed by the disclosing Party, destroy all tangible embodiments of the Confidential Information (in every form and medium).

3.5 Personal Information. Scipher will not disclose to Ambry or transmit to or store on any Ambry servers any Personally Identifiable Information (PII), Protected Health Information (PHI), payment card information or any other personal information in violation of any law, regulation or government order or the rights of any person. Unless the Parties agree in writing in advance to the sharing of PHI, Scipher will not send any PHI to Ambry and will ensure clinical samples are sent de-identified.

3.6 Ownership. All of the disclosing Party’s Confidential Information remains the property of the disclosing Party. Nothing in this Agreement grants ownership, a license, or other right to use Confidential Information — except as expressly stated in this Agreement — or waives any right a Party has in its Confidential Information.

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4. PROPRIETARY RIGHTS

4.1 Retained Rights. For purposes of this Agreement, “Intellectual Property Rights” means any and all now known or hereafter existing (a) rights associated with works of authorship throughout the world, including exclusive exploitation rights, copyrights, moral rights and mask works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) other intellectual and industrial property and proprietary rights of every kind and nature throughout the world, whether arising by operation of law, by contract or license, or otherwise, and (f) all registrations, applications, renewals, extensions, combinations, divisions or reissues of the foregoing. Except as otherwise set forth herein, neither this Agreement, nor the provision of Services hereunder, will give either Ambry or Scipher any ownership interest in or rights to the Intellectual Property Rights of the other Party. All Intellectual Property Rights that are owned or controlled by a Party at the commencement of this Agreement will remain under the ownership or control of such Party throughout the term of this Agreement and thereafter.

4.2 Ambry Property. Scipher acknowledges that Ambry may possess certain inventions, methods, processes, technology, know-how, trade secrets and other intellectual property that have been independently developed by Ambry without the benefit of or access to any information provided by Scipher (collectively, the “Ambry Property”). Ambry will retain all right, title and interest in and to all Ambry Property, and any modifications, improvements and enhancements to the Ambry Property, and all Intellectual Property Rights pertaining thereto, that are generated by Ambry during the conduct of the Services and are not dependent on any property of Scipher or any information provided by Scipher or to which Ambry otherwise gains access as a result of this Agreement. If any Ambry Property is incorporated in any Deliverable, Ambry hereby grants to Scipher a nonexclusive, perpetual, irrevocable, worldwide, fully paid license to make, use, modify, create derivative works, perform, display, execute, distribute and reproduce the Ambry Property solely as incorporated into the Deliverables as necessary to make full and fair use of such Deliverable for its intended purpose.

4.3 Work Product. Subject to Section 4.2, Scipher will own all right, title and interest in and to all Deliverables and any and all inventions, discoveries, trade secrets, processes, formulas, know-how, developments, designs and techniques and all source and object code, data, programs and other works of authorship conceived, written, created or reduced to practice by Ambry or its Representatives, alone or jointly with others, in the provision of Services under this Agreement or otherwise with the benefit of information, materials or facilities provided by Scipher, whether or not patentable or registrable under copyright or similar statutes (“Work Product”). All Work Product shall be considered works made for hire for Scipher. Ambry hereby assigns to Scipher all right, title and interest in and to such Work Product including any and all Intellectual Property Rights pertaining to the Work Product.

5. REPRESENTATIONS AND WARRANTIES

5.1 General. Ambry represents, warrants, and covenants that: (a) Ambry has full right and power to enter into and perform its obligations under this Agreement without the consent of any third party; (b) Ambry is not a party to any agreement or arrangements that prohibit Ambry from performing the Services hereunder; (c) the Services to be rendered to Scipher hereunder will not conflict with any obligations that Ambry has or may have had to any party for whom Ambry has performed services; (d) the Deliverables will be the original work of Ambry and will not infringe the Intellectual Property Rights of any third party; and (e) Ambry will not grant, directly or indirectly, any right or interest in the Deliverables (other than any Ambry Property it may contain) to any other person.

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5.2 Performance. Ambry warrants that each Deliverable will conform to the specifications, requirements, and other terms in the applicable Statement of Work and this Agreement. In the event of a breach of this warranty, Scipher’s sole remedy shall be for Ambry to promptly repair or replace the Deliverable at no additional charge to Scipher; if the breach has not been fully cured within thirty (30) days after Ambry received notice thereof (or such longer period of time as Scipher may, in its discretion, give Ambry to cure the breach, by written notice to Ambry) (the “Cure Period”), Ambry will refund that portion of Fees paid to Ambry under the applicable Statement of Work attributable to the non-conforming Deliverable, which Statement of Work will automatically be terminated upon the expiration of the Cure Period.

5.3 No Debarment or Disqualification. Each Party hereby certifies that it (and in the case of a Party, any of its members, directors, managers, employees, and agents), has never been debarred under the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335a(a) or (b), or sanctioned by a US Federal Health Care Program (as defined in 42 U.S.C. § 1320 a-7b(f)), including, but not limited to, the federal Medicare or a state Medicaid program, or debarred, suspended, excluded, or otherwise declared ineligible from any federal agency or program. If a Party (or in the case of Party, any Representative): (i) becomes debarred, suspended, excluded, sanctioned, or otherwise declared ineligible; or (ii) receives notice of an action or threat of an action with respect to any such debarment, suspension, exclusion, sanction, or ineligibility, such Party shall promptly notify the other Party in writing and, as applicable, remove such Representative from the performance of any Services.

5.4 Compliance. Each Party agrees to conduct the business contemplated herein in a manner that is consistent with all federal, state, local, national and regional statutes, laws, rules, regulations and directives, whether now in effect or enacted, amended, or promulgated on or after the Effective Date, applicable to a particular activity in the territories where it is performed hereunder, including protection of personal and medical data, as well as such Party’s ethics and other corporate compliance policies. Specifically, each Party covenants that it, its directors, employees, officers, and anyone acting on its behalf (including in the case of Ambry, its Representatives), shall not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery. The terms of this Agreement are intended to be in compliance with all U.S. federal, state, and local laws in effect on the Effective Date that are applicable to the Parties and the Services, including the Health Insurance Portability and Accountability Act of 1996, as amended, the HlTECH Act (“HIPAA”), the Stark Law (42 U.S.C. § 1395nn), the Anti-Kickback Statute (42 U.S.C. 1320a-7b), and their corresponding regulations.

6. INDEMNIFICATION; LIMITATION OF LIABILITY; REMEDIES.

6.1 Ambry shall indemnify, defend and hold harmless Scipher, its affiliates and their respective members, directors, officers, employees and agents from and against all claims, demands, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) to the extent arising out of or related to (i) the gross negligence or willful misconduct of Ambry and/or any Representative, or (ii) Ambry’s infringement on the intellectual property right of a third party, and (iii) the breach of any obligations under this Agreement by Ambry and/or any Representative, employees or agents, except to the extent such breach is attributable to the gross negligence or willful misconduct of Scipher.

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6.2 Scipher shall indemnify, defend and hold harmless Ambry, its affiliates and their respective members, directors, officers, employees and agents from and against all claims, demands, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) to the extent arising out of or related to (i) Scipher’s use of the Services or the Deliverables, (ii) Scipher’s infringement on the intellectual property right of a third party, (iii) the gross negligence or willful misconduct of Scipher and/or any Representative, and (iv) the breach of any obligations under this Agreement by Scipher and/or any of its employees or agents, except to the extent such breach is attributable to the gross negligence or willful misconduct of Ambry.

6.3 EXCEPT AS EXPRESSLY PROVIDED HEREIN OR WITH RESPECT TO THE OBLIGATIONS OF INDEMNIFICATION IN THIS SECTION 6 OR A BREACH SECTION 3 ABOVE, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSSES, DAMAGES OR EXPENSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF PRODUCT, LOSS OF USE OR BUSINESS INTERRUPTION) HOWEVER THE SAME MAY BE CAUSED, INCLUDING FAULT OR NEGLIGENCE OF A PARTY OR SUCH AFFILIATE, AND REGARDLESS OF WHETHER THE PARTY OR SUCH AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE REASONABLY FORESEEABLE UNDER THE CIRCUMSTANCES.

6.4 Each Party understands, acknowledges and agrees that money damages would not be a sufficient remedy for any breach of Section 3 or 4 of this Agreement and that the non-breaching Party shall be entitled to seek specific performance and injunctive relief as remedies for any such breach, including injunctions, orders or decrees as may be necessary to protect such Party’s rights under such Sections, without the necessity of proving actual damages and without having to post bond or other form of financial assurance. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

7. INSURANCE. Each Party, at its sole cost and expense, will maintain appropriate insurance coverage during the term of this Agreement to cover its interest or potential liabilities hereunder, including without limitation, professional liability insurance, comprehensive general liability insurance, and worker’s compensation and employer liability insurance. Upon a Party’s request, the other Party will provide a certificate of insurance indicating such coverage.

8. TERM; TERMINATION

8.1 Term. The term of this Agreement will begin on the Effective Date and will continue for a period of four (4) years, unless earlier terminated pursuant to this Section 8. This Agreement may be extended by mutual agreement of the Parties in writing.

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8.2 Termination.

(a) Either Party may terminate this Agreement immediately upon written notice to the other Party (i) in the event of a breach by the other Party of Section 5.3 or 5.4 above, or (ii) if the other Party enters into voluntary or involuntary bankruptcy, receivership, liquidation or winding-up proceedings, is declared insolvent (however defined or evidenced) or otherwise ceases to function as an ongoing concern or to conduct its commercial operations in a commercially reasonable manner.

(b) This Agreement or any Statement of Work may be terminated by Scipher (i) without cause at any time by providing 10 days’ prior written notice to Ambry, subject to payment of the termination fee set forth in Sec. 14 of Attachment 1 to the SOW; (ii) immediately by providing written notice to Ambry if Ambry does not complete CLIA validation of the PrismRA assay by September 1, 2020, in which case there will be no cure period or associated fees; (iii) Upon 30 days’ prior written notice to Ambry if Ambry does not meet the TAT Requirement or the Quality Requirement as described in Sec. 11 of Attachment 1 to SOW, in which case there will be no additional cure period or associated fees; or (iv) for cause effective upon 30 days’ written notice to Ambry in the event of any material breach of the terms of this Agreement or the Statement of Work, as the case may be; provided, however, if Ambry cures the breach described in Sec. 8.2(b)(iv) to Scipher’s reasonable satisfaction within the thirty (30) day period, this Agreement shall not terminate.

(c) This Agreement or any Statement of Work may be terminated by Ambry for cause effective upon thirty (30) days’ written notice to Scipher in the event of any material breach, of the terms of this Agreement or the Statement of Work, as the case may be, by Scipher; provided, however, if Scipher cures such breach to Ambry’s reasonable satisfaction within the thirty (30) day period, this Agreement shall not terminate. Failure to timely pay any Fees shall be a material breach.

8.3 Effects of Termination.

(a) Any termination of this Agreement shall result in the automatic termination of all outstanding Statements of Work, subject to the remaining provisions of this Section 8. The termination of any Statement of Work shall not result in the termination of this Agreement unless this Agreement also is terminated as provided herein.

(b) Promptly following expiration or termination of this Agreement, or earlier upon Scipher’s request, Ambry shall deliver to Scipher any supplies or equipment provided by Scipher for use in performing the Services hereunder, all Deliverables and Work Product, and, subject to Section 3.4 above, all physical property and documents or other media (including copies) that contain Scipher’s Confidential Information and that are then in the possession of Ambry and/or any Representative.

(c) In the event of the early termination of any Statement of Work that is not the result of the expiration or termination of this Agreement (and all then outstanding Statements of Work), immediately upon receipt of notice of such termination (i) all ongoing Services then being performed by Ambry under such Statement of Work shall be concluded promptly by Ambry in accordance with the terms of this Agreement, such Statement of Work and as may be directed in the termination notice, (ii) Ambry shall not commence the provision of any new services to Scipher in connection with such Statement of Work, and (iii) Scipher shall pay promptly to Ambry any unpaid and undisputed Fees and Expenses owing to Ambry in respect of any Services performed prior to the effective date of the termination of such Statement of Work.

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(d) In the event of the expiration or early termination of this Agreement, immediately upon such expiration or upon receipt of notice of termination, as applicable, (i) all ongoing Services then being performed by Ambry in connection with this Agreement and all outstanding Statements of Work shall be concluded promptly by Ambry in accordance with the terms of this Agreement, the applicable Statement(s) of Work and as may be directed in the termination notice, if applicable, (ii) Ambry shall not commence the provision of any new services to Scipher in connection with this Agreement, and (iii) Scipher shall pay promptly to Ambry any unpaid and undisputed Fees and Expenses owing to Ambry in respect of any Services performed prior to the effective date of such termination under any then outstanding Statement of Work; provided, however, in the event the termination of this Agreement is the result of the exercise by Scipher of its termination right under Section 8.2(a) above, Ambry shall refund to Scipher within thirty (30) days of the effective date of such termination the full amount of any Fees paid by Scipher pursuant to any then outstanding Statement(s) of Work and Scipher shall have no further payment obligations hereunder.

(e) Notwithstanding the foregoing, if payments previously made by Scipher to Ambry hereunder exceed the amount to be due to Ambry based on the foregoing, Ambry will refund to Scipher any unearned or unused portion of such payments within thirty (30) days of the effective date of such termination.

8.4 Survival. Sections 3, 4, 5, 6, 8.3, 8.4, 9, and 10 will survive any termination or expiration of this Agreement. Termination or expiration of this Agreement will not affect either Party’s liability for any breach of this Agreement it may have committed before such expiration or termination.

9. RECORDS AND AUDIT RIGHTS. Each Party shall maintain accurate and complete records evidencing its compliance with this Agreement and the Statements of Work. Such records shall be maintained in accordance with all applicable laws and shall be kept in a secure area reasonably protected from fire, theft and destruction. All such records shall be maintained until expiration of a Party’s right to audit such records as set forth in this Section 9, or such longer period as required by applicable law. During the term of this Agreement and for a period of seven (7) years after the termination or expiration of the Agreement, a Party or its designee shall be entitled, at its sole expense, to audit the books and records of the other Party (including copies and extracts of records as required), which are maintained by a Party in connection with the services provided under this Agreement. Each Party shall cooperate with the other Party with such audits. Such records shall be made available during normal business hours at a Party’s office or place of business and subject to ten (10) days’ advance prior written notice.

10. GENERAL PROVISIONS

10.1 Independent Contractor Relationship. Ambry’s relationship to Scipher under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Scipher and Ambry or any Ambry’s Representatives. Neither Party is the agent of the other Party. Neither Party is authorized, and must not represent to any third party that it is authorized, to make any commitment or otherwise act on behalf of the other Party.

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10.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

10.3 No Assignment. This Agreement is not assignable by either Party without the prior written consent of the other Party, such consent not to be withheld unreasonably, except that, without the consent of the other Party, a Party may assign this Agreement to any affiliate of such Party, now or hereafter existing, or to a purchaser of all or substantially all of the business to which this Agreement relates. Any permitted assignee shall assume all obligations of its assignor under this Agreement. This Agreement shall be binding on all successors and assigns. Any attempted assignment or transfer in violation of the foregoing will be void.

10.4 Notices. Except as may otherwise be agreed by the Parties with respect to invoices for Fees and Expenses, all notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, or delivered by a recognized overnight carrier (e.g., FedEx) as follows (provided that notice of change of address shall be deemed given only when received):

To Scipher:

Scipher Medicine Corporation

Attn: Jeffrey M. Sachs, CLO

260 Charles St., Suite 301

Waltham, MA 02453

To Ambry:

Ambry Genetics Corporation

Attn: General Counsel

One Enterprise

Aliso Viejo, CA 92656

10.5 Dispute Resolution. Any controversy, claim, or issue arising out of or relating to a Party’s performance under this Agreement or the interpretation, validity, or effectiveness of this Agreement, and any other provision of this Agreement in the event the Parties fail to agree, shall, upon the written request of a Party, be referred to senior management representatives of each Party for resolution. Such representatives shall promptly meet and, in good faith, attempt to resolve the controversy, claim, or issue referred to them. If the Parties cannot so resolve such controversy, claim, or issue within 60 days of a Party’s request for resolution, then on written notice from either Party, the Parties shall submit such controversy, claim, or issue to final and binding arbitration pursuant to arbitration rules of JAMS. The arbitration proceeding will occur at a location as the Parties may mutually agree in writing. Arbitration will be conducted by a single, neutral arbitrator selected pursuant to JAMS rules. All arbitration proceedings will be closed to the public and confidential and all records relating thereto will be permanently sealed, except as necessary to obtain court confirmation or enforcement of the arbitration award. The written award rendered by the arbitrator will be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction. Nothing in this Paragraph will prevent either Party from applying to a court of competent jurisdiction for equitable or injunctive relief.

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10.6 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

10.7 No Publicity. Except as expressly authorized herein, neither Party hereto shall (i) use the name, insignia, symbol, trademark, trade name, logotype or products (or any abbreviation or adaptation thereof) of the other Party or any affiliate or employee thereof in any advertising, press release, publicity or promotional materials, or on any website, without such Party’s prior written consent, or (ii) disclose the terms of this Agreement or any Statement of Work to any third party.

10.8 Force Majeure. No failure or omission by either of the Parties in the performance of this Agreement, including any Statement of Work, shall be construed to be a breach of this Agreement or such Statement of Work, nor shall such failure or omission create a liability hereunder, if such failure or omission shall arise from any cause or causes unforeseeable and beyond the control of the affected Party (financial inability excepted), including, without limitation, acts of God, acts or omissions of any government or agency thereof, fire, storm, flood, weather, earthquake, accident, acts of the public enemy, war (whether declared or undeclared), rebellion, insurrection, riots, terrorism or other criminal activity, cyberattacks, threats thereof, disease, invasion, strike, labor dispute or lockout, quarantine, interruption or unavailability of utilities, transportation or other services. In the event of any such happening, the affected Party promptly shall notify the other Party of such event and additional time for performance shall be negotiated in good faith between the Parties to reflect the effect of such event.

10.9 Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, “including” means “including without limitation.” No rule of strict construction will be applied in the interpretation or construction of this Agreement. In the event of any conflict between this Agreement and a Statement of Work, this Agreement will control unless the Statement of Work expressly refers to the Parties’ intent to alter the terms of this Agreement with respect to that Statement of Work.

10.10 Waiver. All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

10.11 Entire Agreement; Amendments. This Agreement, together with any Exhibits, Statements of Work and Change Orders executed hereunder, is the final, complete, and exclusive agreement of the Parties and supersedes and merges all prior or contemporaneous communications and understandings between the Parties with respect to the subject matter hereof. Each Exhibit to this Agreement is incorporated herein by this reference. No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged.

10.12 Counterparts. This Agreement may be executed in counterparts, including by the exchange of signature by facsimile, PDF, or other electronic means, each of which will be deemed to be an original and both of which taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

SCIPHER MEDICINE CORPORATION		AMBRY GENETICS CORPORATION

Signed:	/s/ Alif Saleh	Signed:	/s/ Linh H Le
Name:	Alif Saleh	Name:	Linh H Le
Title:	CEO	Title:	Chief Operating Officer
Date:	March 17, 2020	Date:	3/18/2020